As filed with the Securities and Exchange Commission on October 3, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cresco Labs Inc.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	98-1505364
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)
600 W. Fulton Street, Suite 800
Chicago, IL 60661
United States
(312) 929-0993
(Address and telephone number of Registrant’s principal executive offices)
Cresco Labs, LLC
(attention: John Schetz)
600 W. Fulton Street, Suite 800
Chicago, IL 60661
United States
(312) 929-0993
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Heidi Steele
McDermott Will & Schulte LLP
444 West Lake Street Suite 4000
Chicago, IL 60606
Telephone: (312) 372-2000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective
British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

1	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2
☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3
☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Cresco Labs Inc., at 600 W. Fulton St. #800, Chicago, IL, 60661, telephone 312-929-0993, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	October 3, 2025
CRESCO LABS INC.
Subordinate Voting Shares
Debt Securities
Subscription Receipts
Warrants
Units
Cresco Labs Inc. (“Cresco” or the “Corporation”) may from time to time offer and issue the following securities: (i) subordinate voting shares of the Corporation (“Subordinate Voting Shares”); (ii) debt securities of the Corporation (“Debt Securities”); (iii) subscription receipts (“Subscription Receipts”) exchangeable for Subordinate Voting Shares and/or other securities of the Corporation; (iv) warrants exercisable to acquire Subordinate Voting Shares and/or other securities of the Corporation (“Warrants”); and (v) securities comprised of more than one of Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Subordinate Voting Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, one or more securityholders (each, a “Selling Securityholder”) of the Corporation may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the Canadian Securities Exchange (the “CSE”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. This Prospectus may qualify an “at-the-market distribution” (as defined under NI 44-102). See “Plan of Distribution”.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Subordinate Voting Shares, the number of Subordinate Voting Shares being offered, the offering price, whether the Subordinate Voting Shares are being offered for cash, the person offering the Subordinate Voting Shares (the Corporation and/or the Selling Securityholder) and any other terms specific to the Subordinate Voting Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, the person offering the Debt Securities (the Corporation and/or the Selling Securityholder) and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Subordinate Voting Shares and/or other securities of the Corporation, the person offering the Subscription Receipts (the Corporation and/or the Selling Securityholder) and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Subordinate Voting Shares and/or other securities of the Corporation, the person offering the Warrants (the Corporation and/or the Selling Securityholder) and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, the person offering the Units (the Corporation and/or the Selling Securityholder) and any other specific terms.
All shelf information permitted under applicable securities legislation, including as permitted under the WKSI Blanket Orders (as defined herein), to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement. The offerings are subject to approval of certain legal matters on behalf of the Corporation by Bennett Jones LLP.
This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average) or SOFR (the Secured Overnight Financing Rate), and/or convertible into or exchangeable for Subordinate Voting Shares and/or other securities of the Corporation.
The Corporation and the Selling Securityholders may sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more purchasers.
The Prospectus Supplement relating to a particular offering of Securities will describe the terms of such offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered and the method of distribution; (ii) the name or names of any underwriters, dealers or agents involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the expenses borne by, the Corporation or the Selling Securityholder from the sale of such Securities; (iv) any commission, underwriting discounts and other items constituting compensation payable to underwriters, dealers or agents; (v) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents; and (vi) the identity of the Selling Securityholder, if any. See “Plan of Distribution”.
In connection with any offering of the Securities, subject to applicable laws (unless otherwise specified in the relevant Prospectus Supplement), except with respect to “at-the-market” offerings, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities
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laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
As of September 30, 2025, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders. See “Well-Known Seasoned Issuer”.
The issued and outstanding Subordinate Voting Shares are listed and posted for trading on the CSE under the symbol “CL”. On September 30, 2025, the closing price per Subordinate Voting Share on the CSE was 1.82. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
Investing in Securities is speculative and involves a high degree of risk and should only be made by persons who can afford the total loss of their investment. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference herein in their entirety and carefully consider the risk factors described or referenced under “Risk Factors” prior to investing in such Securities.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Note to U.S. Holders:
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Corporation is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.
Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of British Columbia, Canada.
The Corporation has four classes of issued and outstanding shares: the Subordinate Voting Shares, the Proportionate Voting Shares of the Corporation (the “Proportionate Voting Shares”), the Super Voting Shares of the Corporation (the “Super Voting Shares”) and the Special Subordinate Voting Shares of the Corporation (the “Special Subordinate Voting Shares”). The Subordinate Voting Shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share, each Proportionate Voting Share is entitled to one vote in respect of each Subordinate Voting Share into which such Proportionate Voting Share could ultimately then be converted, which is currently equal to 200 votes per Proportionate Voting Share, each Super Voting Share is currently entitled to 2,000 votes per Super Voting Share, and each Special Subordinate Voting Share is entitled to one vote in respect of each Subordinate Voting Share into which such Special Subordinate Voting Share could ultimately be converted, which is currently equal to 0.00001 of a vote per Special Subordinate Voting Share, in each case, on all matters upon which the holders of shares of the Corporation are entitled to vote, and holders of Subordinate Voting Shares, Proportionate Voting Shares, Super Voting Shares and Special Subordinate Voting Shares will vote together on all matters subject to a vote of holders of those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law or provided by the articles of the Corporation. Other than the return of the issue price for their Super
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Voting Shares, the holders of Super Voting Shares are not entitled to receive, directly or indirectly, as holders of Super Voting Shares, any other assets or property of the Corporation. Holders of Subordinate Voting Shares, Proportionate Voting Shares and Special Subordinate Voting Shares are entitled to receive, as and when declared by the board of directors of the Corporation, dividends in cash or property of the Corporation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares (including, without restriction, the Super Voting Shares as to the issue price paid in respect thereof), entitled to participate rateably along with all other holders of Subordinate Voting Shares. In the event that a take-over bid is made for the Super Voting Shares, the holders of Subordinate Voting Shares will not be entitled to participate in such offer and may not tender their shares into any such offer, whether under the terms of the Subordinate Voting Shares or under any coattail trust or similar agreement. Notwithstanding this, any take-over bid for solely the Super Voting Shares is unlikely given that by the terms of the investment agreement (as amended from time-to-time, the "Investment Agreement") entered into by the Corporation and the MVS Holders (as defined herein) in connection with the issuance to the MVS Holders of the Super Voting Shares, upon any sale of Super Voting Shares to an unrelated third party purchaser, such Super Voting Shares will be redeemed by the Corporation for their issue price. See “Description of Share Capital of the Corporation” for further details.
Other than Marc Lustig, a director of the Corporation, all of the directors, the chief executive officer and the chief financial officer of the Corporation reside outside of Canada and each has appointed Bennett Jones LLP, 3400 One First Canadian Place, Toronto, Ontario, M5X 1A4, as his or her agent for service of process in Canada. Marcum LLP, the auditor in respect of the audited financial statements of the Corporation, as at and for the years ended December 31, 2024 and 2023, is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.
The Corporation's corporate headquarters is located at 600 W. Fulton St. #800, Chicago, IL, 60661, and its registered office is located at Suite 2500, 666 Burrard Street, Vancouver, BC, V6C 2X8.

This Prospectus qualifies the distribution of securities of an entity that currently directly derives a substantial portion of its revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. federal law. The Corporation is directly involved (through its licensed subsidiaries) in both the adult-use and medical cannabis industry in the States of California, Florida, Illinois, Massachusetts, Michigan, New York, Pennsylvania, and Ohio, as permitted within such states under applicable state law which states have regulated such industries.
The cultivation, sale and use of cannabis is illegal under United States federal law pursuant to the Controlled Substance Act (21 U.S.C. §811) (the "CSA"). The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Other than industrial hemp, cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. Under the CSA, the policies and regulations of the United States federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. The United States Food and Drug Administration ("FDA") has not approved cannabis for the treatment of any disease or condition. The agency has, however, approved one cannabis-derived drug product, Epidiolex, for the treatment of seizures associated with Lennos-Gastaut syndrome or Dravet syndrome.

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Despite the current state of the federal law and the CSA, over three quarters of U.S. states, Washington D.C., and the territories of Puerto Rico, the U.S. Virgin Islands, the Northern Mariana Islands and Guam have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis. The states of Alaska, Arizona, California, Colorado, Connecticut, Delaware, Illinois, Maryland, Massachusetts, Maine, Michigan, Minnesota, Missouri, Montana, Nevada, New Jersey, New Mexico, New York, Ohio, Oregon, Rhode Island, Vermont, Virginia, Washington, and the District of Columbia, have legalized adult-use of cannabis. Adult-use sales have not yet begun in Virginia. Additionally, although the District of Columbia voters passed a ballot initiative in November 2014, no adult-use operations exist yet because of a prohibition on using funds for regulation within a federal appropriations amendment to local District spending powers. However, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions.
Accordingly, in the U.S., cannabis is largely regulated at the state level. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, the federal law shall apply.
On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a memorandum to U.S. district attorneys (the “Sessions Memo”) which rescinded previous guidance from the U.S. Department of Justice (“DOJ”) specific to cannabis enforcement in the United States, including the DOJ Memorandum drafted by former Deputy Attorney General James Michael Cole in 2013 (the “Cole Memorandum”). With the Cole Memorandum rescinded, U.S. federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of U.S. federal law. Mr. Sessions resigned on November 7, 2018. Following the brief tenure of Matthew Whitaker as the acting United States Attorney General, on December 7, 2018, President Donald Trump announced the nomination of William Barr and, on February 14, 2019, Mr. Barr was confirmed as Attorney General. The DOJ under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. On December 14, 2020, President Trump announced that Mr. Barr would be resigning from his post as Attorney General, effective December 23, 2020. President Joseph Biden nominated Merrick Garland to succeed Mr. Barr as the U.S. Attorney General, and Attorney General Garland was sworn in as the 86th Attorney General of the United States on March 11, 2021. Attorney General Garland has indicated that while the Department of Justice is still determining its policy with respect to cannabis, its policy will likely be close to that of the Cole Memorandum. However, if the DOJ policy shifts to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such policies through pursuing prosecutions, then the Corporation could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries, and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis. Additionally, as has recently been affirmed by the U.S. Customs and Border Protection, employees, directors, officers, managers and investors of the Corporation who are not U.S. citizens face the risk of being barred from entry into the United States for life.

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The Rohrabacher–Farr amendment (also known as the Rohrabacher–Blumenauer amendment) prohibits the Department of Justice from spending funds to interfere with the implementation of state medical cannabis laws. It first passed the U.S. House of Representatives in May 2014 and became law in December 2014 as part of an omnibus spending bill. The passage of the amendment was the first time either chamber of Congress had voted to protect medical cannabis patients and is viewed as a historic victory for cannabis reform advocates at the federal level. The amendment does not change the legal status of cannabis and must be renewed each fiscal year in order to remain in effect. Since 2015, Congress has used a rider provision in the Consolidated Appropriations Acts (currently the Joyce Amendment, but previously called the Rohrabacher-Blumenauer Amendment and before that the Rohrabacher-Farr Amendment) to prevent the federal government from using congressional appropriated funds to enforce federal cannabis laws against state-compliant actors in jurisdictions that have legalized medical cannabis and cannabis-related activities. The Joyce Amendment was again included in the most recent annual appropriations bill. Additionally, the Blumenauer-McClintock-Norton-Lee amendment has previously been under consideration. This amendment would have extended the protections of the Joyce Amendment to adult-use businesses. However, the Blumenauer-McClintock-Norton-Lee amendment was not included in the appropriations bill that was passed by Congress on March 10, 2022 and signed by President Biden on March 15, 2022. For additional information, see “Federal Regulatory Environment” in the Annual MD&A (as defined herein), which is incorporated by reference herein.
On January 20, 2025, President Donald J. Trump was sworn into office for a second term. As of the date of this Prospectus, current U.S. Attorney General Pam Bondi has not made any definitive statements regarding the administration's priorities on cannabis reform. When asked during her confirmation process, Bondi offered only a brief response: “If confirmed, I will give the matter careful consideration after consulting with appropriate Department officials.”
The Corporation's objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States. Accordingly, there are a number of significant risks associated with the business of the Corporation. Unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current U.S. federal law, and the business of the Corporation may be deemed to be producing, cultivating, extracting, distributing/transporting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Corporation's business, results of operations, financial condition and prospects would be materially adversely affected.
In light of the political and regulatory uncertainty surrounding the treatment of United States cannabis-related activities, on February 8, 2018, the Canadian Securities Administrators published CSA Staff Notice 51-352 – (Revised) Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator's disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with United States cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the United States cannabis industry.
For these reasons, the Corporation's investments in the United States cannabis market may subject the Corporation to heightened scrutiny by regulators, stock exchanges, clearing agencies and other United States and Canadian authorities. There are a number of risks associated with the business of the Corporation. See the section entitled “Risk Factors” herein and within the AIF (as defined herein).

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TABLE OF CONTENTS

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS	-1-

ENFORCEMENT OF CIVIL LIABILITIES	-1-

MEANING OF CERTAIN REFERENCES AND CURRENCY PRESENTATION	-1-

WHERE YOU CAN FIND MORE INFORMATION	-1-

MARKET AND INDUSTRY DATA	-2-

CAUTION REGARDING FORWARD-LOOKING STATEMENTS	-2-

DOCUMENTS INCORPORATED BY REFERENCE	-3-

THE CORPORATION	-5-

DESCRIPTION OF SHARE CAPITAL OF THE CORPORATION	-7-

PRIOR SALES	-8-

TRADING PRICE AND VOLUME	-8-

SELLING SECURITYHOLDERS	-8-

PLAN OF DISTRIBUTION	-8-

USE OF PROCEEDS	-8-

EARNINGS COVERAGE RATIO	-8-

CONSOLIDATED CAPITALIZATION	-8-

UNITED STATES REGULATORY ENVIRONMENT	-9-

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	-9-

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	-9-

RISK FACTORS	-9-

EXEMPTION	-9-

LEGAL MATTERS	-9-

AUDITORS, TRANSFER AGENT AND REGISTRAR	-10-

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	-10-

WELL-KNOWN SEASONED ISSUER	-10-

PURCHASERS' STATUTORY RIGHTS	-10-

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS	-11-

CERTIFICATE OF THE CORPORATION	C-1

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS
An investor should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein) and is not entitled to rely on parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of others. The Corporation has not authorized anyone to provide investors with additional or different information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. Information contained on, or otherwise accessed through, the Corporation's website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
The Corporation is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as of the date of this Prospectus or as of the date as otherwise set out herein (or as of the date of the document incorporated by reference herein or as of the date as otherwise set out in the document incorporated by reference herein, as applicable), regardless of the time of delivery of this Prospectus or any sale of the Subordinate Voting Shares, Debt Securities, Subscription Receipts, Warrants and/or Units. The business, financial condition, capital, results of operations and prospects of the Corporation may have changed since those dates. The Corporation does not undertake to update the information contained or incorporated by reference herein, except as required by applicable Canadian securities laws.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements.
The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Corporation and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
ENFORCEMENT OF CIVIL LIABILITIES
Cresco is incorporated under and governed by the Business Corporations Act (British Columbia). The Corporation has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Corporation or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Corporation. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Corporation filed with the SEC, concurrently with the Registration Statement (as defined herein), an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Cresco Labs, LLC (the “LLC”) as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
MEANING OF CERTAIN REFERENCES AND CURRENCY PRESENTATION
References to dollars or “$” are to Canadian currency unless otherwise indicated. All references to “US$” refer to United States dollars. On October 1, 2025, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.3940.
Unless the context otherwise requires, all references in this Prospectus to the “Corporation” refer to the Corporation and its subsidiary entities on a consolidated basis.
WHERE YOU CAN FIND MORE INFORMATION
The Corporation files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), prescribing the furnishing and content of proxy statements, and the Corporation's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Corporation's reports and other information filed or furnished with or to the SEC are available, from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Corporation's Canadian filings are available on SEDAR+ at www.sedarplus.ca.
The Corporation has filed with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC's website at www.sec.gov.
MARKET AND INDUSTRY DATA
Unless otherwise indicated, the market and industry data contained or incorporated by reference in this Prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Corporation believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. The Corporation has not independently verified any of the data from third party sources referred to or incorporated by reference herein, and accordingly the accuracy and completeness of such data is not guaranteed.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In addition to the following cautionary statement, with respect to forward-looking information contained in the documents incorporated by reference herein, prospective purchasers should refer to “Cautionary Statement Regarding Forward-Looking Information” in the AIF or any subsequently filed annual information form of the Corporation, as well as the advisories section of any documents incorporated or deemed to be by reference herein, including those that are filed after the date hereof.
All information, other than statements of historical facts, included in this Prospectus that address activities, events, or developments that the Corporation expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: the Corporation's intention regarding cash flows from operating activities in future periods; statements relating to the business and future activities of, and developments related to, the Corporation after the date of this Prospectus, including but not limited to such things as future business strategy, competitive strengths, goals, expansion, and growth of the Corporation's business, operations, and plans, including new revenue streams, the completion of contemplated acquisitions by the Corporation, the application for additional licenses and the grant of licenses that have been applied for, the expansion of existing cultivation and production facilities, the completion of cultivation and production facilities that are under construction, the construction of additional cultivation and production facilities and the expansion into additional states within the United States, international markets and Canada; any potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the United States and the states in which the Corporation operates; expectations for other economic, business, regulatory, and/or competitive factors related to the Corporation or the cannabis industry generally; and other events or conditions that may occur in the future.
Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis, and opinions of management of the Corporation at the time they were provided or made, in light of its experience and its perception of trends, current conditions, and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Corporation, as applicable, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking information and statements.

Forward-looking information and statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management at the date the statements are made including, among other things, assumptions about: development costs remaining consistent with budgets; the ability to manage anticipated and unanticipated costs; access to favorable equity and debt capital markets; the ability to raise sufficient capital to advance the business of the Corporation; favorable operating and economic conditions; political and regulatory stability; obtaining and maintaining all required licenses and permits; receipt of governmental approvals and permits; sustained labor stability; stability in financial and capital goods markets; favourable production levels and costs from the Corporation's operations; the pricing of various cannabis products; the level of demand for cannabis products; the availability of third-party service providers and other inputs for the Corporation's operations; and the Corporation's ability to conduct operations in a safe, efficient, and effective manner. While the Corporation considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive, and other risks and uncertainties, contingencies, and other factors that could cause actual performance, achievements, actions, events, results, or conditions to be materially different from those projected in the forward-looking information and statements. Many assumptions are based on factors and events that are not within the control of the Corporation and there is no assurance they will prove to be correct.
See “Risk Factors” herein and in the AIF for discussion of material risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Corporation, as applicable, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking information and statements.
Readers are cautioned that the foregoing lists are not exhaustive of all factors and assumptions that may have been used. Although the Corporation has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated, or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding the Corporation's expected financial and operating performance and the Corporation's plans and objectives and may not be appropriate for other purposes.
Forward-looking information and statements are provided and made as of the date of this Prospectus and forward-looking information and statements contained in the documents incorporated by reference herein are provided and made as of the date of such documents, unless otherwise indicated in such documents, and the Corporation does not undertake any obligation to revise or update any forward-looking information or statements other than as required by applicable law.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of the Corporation, at 600 W. Fulton St. #800, Chicago, IL, 60661, telephone 312-929-0993, and are also available electronically at www.sedarplus.ca.
As of the date hereof, the following documents filed with the various securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
A.the Annual Information Form of the Corporation dated March 14, 2025 (the “AIF”);
B.the Audited Consolidated Financial Statements of the Corporation as of and for the years ended December 31, 2024 and 2023, together with the notes thereto and the auditor's report thereon, filed on March 14, 2025 (the “Annual FS”);
C.the Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the years ended December 31, 2024 and 2023, filed on March 14, 2025 (the “Annual MD&A”);
D.the Unaudited Condensed Interim Consolidated Financial Statements of the Corporation as of and for the three and six months ended June 30, 2025 and 2024, together with the notes thereto, filed on August 7, 2025;

E.the Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the three and six months ended June 30, 2025 and 2024, filed on August 7, 2025;
F.the Management Information Circular of the Corporation dated August 11, 2025, prepared in connection with the annual general and special meeting of shareholders held on September 16, 2025, filed on August 15, 2025;
G.the material change report of the Corporation dated September 15, 2025, relating to the refinancing of its senior secured credit facility.
Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the auditor's report thereon, management's discussion and analysis and information circulars of the Corporation filed by the Corporation with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Corporation with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any report on Form 6-K, expressly provided in such document.
Upon a new interim financial report and related management's discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management's discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management's discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management's discussion and analysis and the previous interim financial report and related management's discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form, if any; (ii) material change reports filed by the Corporation prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Corporation for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Corporation filed by the Corporation prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Corporation prepared in connection with an annual general meeting of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular of the Corporation prepared in connection with an annual general meeting of the Corporation shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.
THE CORPORATION
Corporate Structure
The Corporation, formerly known as Randsburg International Gold Corp. (“Randsburg”), was incorporated in the Province of British Columbia under the Company Act (British Columbia) on July 6, 1990. On December 30, 1997, the Corporation changed its name from Randsburg Gold Corporation to Randsburg International Gold Corp., and consolidated its outstanding common shares on a five (5) old for one (1) new basis. On November 30, 2018, a series of transactions were completed among Randsburg and the LLC resulting in a reorganization of the LLC and Randsburg, pursuant to which Randsburg became the indirect parent and sole voting unitholder of the LLC (the “Business Combination”). The Business Combination constituted a reverse takeover of Randsburg by the LLC under applicable securities laws.
The LLC was formed as a limited liability company under the laws of the state of Illinois on October 8, 2013 and is governed by the Cresco limited liability company agreement dated October 8, 2013, as amended and restated as of March 28, 2015 and as further amended and restated as of March 17, 2018 and as of July 1, 2018 (the “Pre-Combination LLC Agreement”). The Pre-Combination LLC Agreement was further amended and restated in connection with the completion of the Business Combination.
On November 30, 2018, in connection with the Business Combination, the Corporation:
Aconsolidated its outstanding Randsburg common shares on a 812.63 old for one (1) new basis; and
Bfiled an alteration to its Notice of Articles with the British Columbia Registrar of Companies to change its name from Randsburg International Gold Corp. to Cresco Labs Inc. and to amend the rights and restrictions of its existing class of common shares, redesignate such class as the class of Subordinate Voting Shares and create the Proportionate Voting Shares and the Super Voting Shares (collectively, the “Share Terms Amendment”).
On June 29, 2020, the Corporation filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies to create a class of Special Subordinate Voting Shares and amend the rights and restrictions of the Subordinate Voting Shares, the Super Voting Shares and the Proportionate Voting Shares.
On June 3, 2022, the Corporation amended and restated the Investment Agreement originally dated as of November 30, 2018, among the holders of Super Voting Shares and the Corporation. As amended and restated, the Investment Agreement provides that the Corporation will repurchase (the “Share Repurchase”) all of the Super Voting Shares for an aggregate of $800,001 not later than the first business day after the first annual meeting of shareholders of the Corporation following any future listing of the Subordinate Voting Shares on a United States national securities exchange.
At the meeting of shareholders of the Corporation held on July 15, 2022, the shareholders approved a special resolution that the Corporation's articles be altered. On June 1, 2023, the Corporation amended its articles with the approved shareholder resolution, such that following a listing of the Subordinate Voting Shares on a United States national securities exchange:
Athe Corporation may not issue any new Super Voting Shares;
Bany Super Voting Shares repurchased by the Corporation must be cancelled and may not be reissued; and
Cat the time that there are no Super Voting Shares outstanding, the Corporation may take such appropriate action (without the need for shareholder action or approval) as may be necessary to remove the Super Voting Shares from the Corporation's authorized share structure.
The Corporation's corporate headquarters is located at 600 W. Fulton St. #800, Chicago, IL, 60661, and the Corporation's registered office is located at Suite 2500, 666 Burrard Street, Vancouver, BC V6C 2X8.

Set forth below is the condensed organization chart of the Corporation. For additional information on wholly-owned or effectively controlled subsidiaries and affiliates of Cresco, refer to Note 2 “Summary of Significant Accounting Policies” under the heading “Basis of Consolidation” in the Annual FS.

Super Voting Shareholders[1] Thomas J. Manning Robert M. Sampson Charles Bachtell Brian McCormack Trust[1]
Holders of Subordinate Voting Shares		Holders of Proportionate Voting Shares

Cresco Labs Inc. [British Columbia]

Holders of Cresco Units		Operating Subsidiaries
Cresco U.S. Corp. Voting Shares

Cresco U.S. Corp. [Illinois]

Cresco Redeemable Units

	Cresco Non-Redeemable Units	Operating Subsidiaries

Cresco Labs, LLC [Illinois]

[1] Super Voting Share ownership percentages: • Thomas J. Manning - 26.75% • Robert M. Sampson - 26.66% • Charles Bachtell - 26.59% • Brian McCormack Trust - 20.00%	Cresco Labs Notes Issuer, LLC [Illinois]	Operating Subsidiaries

Operating Subsidiaries

[1] During the year ended December 31, 2024, MVS shares owned by Brian McCormack were transferred to the Brian T. McCormack Self Declaration of Trust (“Brian McCormack Trust”).

Summary Description of the Business
Cresco is one of the largest vertically-integrated multi-state cannabis operators in the U.S. The Corporation is licensed to cultivate, manufacture, and sell retail and medical cannabis products both through Sunnyside*®, Cresco Labs' national dispensary brand, and wholesaling to third-party retail stores. Cresco is built to become the most important company in the cannabis industry by combining the most strategic geographic footprint, its industry-leading brands, highly productive retail, and one of the leading distribution platforms in North America.
The Corporation operates in one (1) segment, the cultivation, manufacturing, distribution, and sale of cannabis.
Employing a consumer-packaged goods (CPG) approach to cannabis, Cresco's house of brands is designed to meet the needs of all consumer segments and includes some of the most recognized and trusted national brands including Cresco®, High Supply® or Supply®, Good News®, Wonder Wellness Co.®, FloraCal® Farms or FloraCal®, RemediTM, and Mindy'sTM, a line of edibles created by James Beard Award-winning chef Mindy Segal.
Sunnyside*® is a wellness-focused retailer designed to build trust, education, and convenience for both existing and new cannabis consumers; Sunnyside's competitive advantage is reinforced through its proprietary e-commerce platform, best-in-class assortment strategy, and an operating model that delivers unparalleled efficiency and in-store experience.
More detailed information regarding the business of the Corporation as well as its operations, assets, and properties can be found in the AIF and other documents incorporated by reference herein, as supplemented by the disclosure herein. See “Documents Incorporated by Reference”.
Recent Developments
On August 13, 2025, the Corporation closed a refinancing of its senior secured credit facility. The new US$325 million senior secured term loan bears an interest rate of 12.5% per annum and matures on August 13, 2030. It replaces the Corporation's prior US$360 million facility, reducing total debt, extending the maturity to 2030, and providing enhanced flexibility to prepay up to US$125 million at a reduced premium.
Proceeds from the new facility, together with cash on hand, were used to repay in full the existing term loan. The facility contains no equity or convertible features and includes customary financial and operational covenants.
DESCRIPTION OF SHARE CAPITAL OF THE CORPORATION
The authorized share capital of the Corporation consists of an unlimited number of Subordinate Voting Shares, of which 340,337,989 were issued and outstanding as of September 30, 2025, an unlimited number of Proportionate Voting Shares, of which 83,172 (which are convertible on a 1:200 basis into 16,634,416 Subordinate Voting Shares) were issued and outstanding as of September 30, 2025, an unlimited number of Super Voting Shares, of which 500,000 were issued and outstanding as of September 30, 2025, and an unlimited number of Special Subordinate Voting Shares, of which 158,940,757 (which are convertible on a 100,000:1 basis into 1,589 Subordinate Voting Shares) were issued and outstanding as of September 30, 2025. All of the issued and outstanding Super Voting Shares are held by the Corporation's founders or their successors, heirs or permitted assigns, being Charles Bachtell, Robert Sampson, Thomas Manning and Brian McCormack Trust (together, the “MVS Holders”). In addition, members of the LLC hold 87,299,119 redeemable units that are convertible into Proportionate Voting Shares on a 200:1 basis.
The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Corporation has complied with the requirements of Part 12 of National Instrument 41- 101 — General Prospectus Requirements (“NI 41-101”) to be able to file a prospectus under which the Subordinate Voting Shares or securities that are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Subordinate Voting Shares are distributed, as the Corporation received the requisite prior majority approval of shareholders of the Corporation, at the annual and special meeting of shareholders held on November 14, 2018, in accordance with applicable law, including Section 12.3 of NI 41-101, for the Share Terms Amendment. The Share Terms Amendment constituted a “restricted security reorganization” within the meaning of such term under applicable Canadian securities laws.
As of September 30, 2025, the Subordinate Voting Shares represent approximately 25% of the voting rights attached to outstanding securities of the Corporation, the Proportionate Voting Shares represent approximately 1%, the Super

Voting Shares represent approximately 74%, and the Special Subordinate Voting Shares represent approximately 0.0% of the voting rights attached to outstanding securities of the Corporation.
For a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares, the Proportionate Voting Shares, the Super Voting Shares, and the Special Subordinate Voting Shares, see “Description of Capital Structure – Share Provisions” in the AIF.
See “Description of Share Capital of Cresco” and “Description of Unit Capital of Cresco” in the AIF for details as to the share and unit capital of Cresco U.S. Corp. and the LLC, respectively.
PRIOR SALES
Prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading price and volume of Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by certain Selling Securityholders.
The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis.
PLAN OF DISTRIBUTION
The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.
USE OF PROCEEDS
The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we expect to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Corporation will not receive any proceeds of the sale of Securities from a Selling Securityholder.
EARNINGS COVERAGE RATIO
The applicable Prospectus Supplement will provide, as required by applicable Canadian securities laws, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation since the date of the Corporation's financial statements for its most recently completed financial period included in such Prospectus Supplement, including any material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.

UNITED STATES REGULATORY ENVIRONMENT
The Corporation currently derives 100% of its revenues from the cannabis industry in the United States. In accordance with Staff Notice 51-352, information regarding the current federal and state-level U.S. regulatory regimes in those jurisdictions where the Corporation is currently directly or indirectly involved through its subsidiaries, is disclosed in the Annual MD&A, which is incorporated by reference herein, under the headings “Federal Regulatory Environment” and “The States in Which We Operate, Their Legal Framework and How It Affects Our Business”. In accordance with Staff Notice 51-352, the Corporation intends to evaluate, monitor and reassess the disclosure contained or incorporated by reference herein, and any related risks, on an ongoing basis and the same will be supplemented and amended and made available to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding marijuana regulation. Any non-compliance, citations or notices of violation which may have an impact on the Corporation's licensing, business activities or operations are required by Staff Notice 51-352 to be promptly disclosed by the Corporation. For more information about risks related to the U.S. cannabis operations, refer to the discussion of risks and uncertainties set out under the heading “Risk Factors” in the AIF.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Corporation's business, prospects, financial condition, results of operations and cash flows, and an investment in the Securities, could be materially adversely affected. Additional risks and uncertainties of which the Corporation is currently unaware or that are unknown or that the Corporation currently deems to be immaterial could have a material adverse effect on the Corporation's business, prospects, financial condition, results of operations and cash flows. The Corporation cannot provide any assurances that it will successfully address any or all of these risks.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated October 2, 2025, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to any future “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Corporation offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on behalf of the Corporation by Bennett Jones LLP with respect to matters of Canadian law and by McDermott Will & Schulte LLP with respect to matters of U.S. law. As of the date hereof, Bennett Jones LLP, and its partners, counsel and associates, beneficially own, directly or indirectly, as a group, less than 1% of any class of outstanding securities of the Corporation or one of its associates or affiliates.

AUDITORS, TRANSFER AGENT AND REGISTRAR
Marcum LLP, the Corporation's former auditor, performed the audits in respect of financial statements incorporated by reference herein. Marcum LLP has confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies, including any applicable legislation or regulations.
Baker Tilly US, LLP, was appointed as the new auditor of the Corporation, effective June 12, 2025. Baker Tilly US, LLP has confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies, including any applicable legislation or regulations.
The transfer agent and registrar for the Subordinate Voting Shares is Odyssey Trust Company at its principal offices in Calgary, Alberta.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from the Corporation's directors and officers, as applicable; (iii) the consent of Marcum LLP; and (iv) the form of indenture relating to the Debt Securities. A copy of the form of warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces of Canada have adopted substantively harmonized blanket orders, including BC Instrument 44-503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Corporation in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of September 30, 2025, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
PURCHASERS' STATUTORY RIGHTS
Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.
Original purchasers of Securities that are convertible, exchangeable or exercisable for other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, upon surrender of the underlying securities, in addition to the amount paid on original purchase, the amount paid on conversion, exchange or exercise in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement.
In an offering of Debt Securities, Subscription Receipts, Warrants and Units which are convertible, exchangeable or exercisable for other securities of the Corporation, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus, the relevant Prospectus Supplement or an amendment thereto is limited, in certain provincial and territorial securities legislation, to the price at which the Debt Securities, Subscription

Receipts, Warrants and Units which are convertible, exchangeable or exercisable for other securities of the Corporation are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of this right of action for damages, or consult with a legal adviser.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Other than Marc Lustig, a director of the Corporation, all of the directors, the chief executive officer and the chief financial officer of the Corporation, being Charles Bachtell, Sharon Schuler, Gerald Corcoran, Randy Podolsky, Thomas Manning, Michele Roberts and Robert M. Sampson reside outside of Canada and each has appointed Bennett Jones LLP, Suite 3400, One First Canadian Place, P.O. Box 130, Toronto, Ontario M5X 1A4, as his or her agent for service of process in Canada. Marcum LLP, the auditor in respect of the audited financial statements of the Corporation for the years ended December 31, 2024 and 2023, is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.

CERTIFICATE OF THE CORPORATION
Dated: October 3, 2025
This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada.

Charles Bachtell Chief Executive Officer	Sharon Schuler Chief Financial Officer

On behalf of the Board of Directors

Thomas J. Manning Director	Gerald F. Corcoran Director
C-1

PART II
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
Section 160 of the Business Corporations Act (British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.
Under the Company’s articles and subject to the provisions of the BCBCA, the Company shall indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company shall, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Under the Company’s articles and subject to any restrictions in the BCBCA, the Company may indemnify any other person, including the officers, former officers and alternate officers of the Company.
A policy of directors’ and officers’ liability insurance is maintained by the Company which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Company pursuant to the indemnity provisions under the Company’s articles and the BCBCA.
Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit	Description

4.1
Annual Information Form for the year ended December 31, 2024, dated March 14, 2025 (incorporated by reference from Exhibit 99.4 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 14, 2025)

4.2
Management Information Circular of the Corporation dated August 15, 2025, prepared in connection with an annual general meeting and special meeting of shareholders held on September 16, 2025 (incorporated by reference from Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on August 15, 2025)

4.3
Unaudited Condensed Interim Consolidated Financial Statements of the Corporation for the three months and six months ended June 30, 2025 and 2024 (incorporated by reference from Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on August 7, 2025)

4.4
Management's Discussion and Analysis Of Financial Condition and Results of Operations of the Corporation for the three months and six months ended June 30, 2025 and 2024 (incorporated by reference from Exhibit 99.2 of the Registrant’s Report on Form 6-K, filed with the Commission on August 7, 2025)

4.5
Audited Consolidated Financial Statements as of and for the years ended December 31, 2024 and 2023, dated March 14, 2025 (incorporated by reference from Exhibit 99.6 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 14, 2025)

4.6
Management Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023 (incorporated by reference from Exhibit 99.5 of the Registrant’s Registration Statement on Form 40-F, filed with the Commission on March 14, 2025)

4.7	Material Change Report dated September 15, 2025 (incorporated by reference from Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on September 22, 2025)
5.1*	Consent of Marcum LLP
5.2*	Consent of Bennett Jones LLP
6.1*	Powers of Attorney (contained in the signature page hereto)
7.1*	Form of Indenture – Senior Debt Securities
7.2*	Form of Indenture – Subordinated Debt Securities
107*	Filing Fee Table
*Filed herewith.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
The registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrent with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.
SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on October 3, 2025.

Cresco Labs Inc.

By:	/s/ Charles Bachtell
Name:	Charles Bachtell
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Charles Bachtell and Sharon Schuler, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, and granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on October 3, 2025.

Signature	Title

/s/ Charles Bachtell	Chief Executive Officer and Director
Charles Bachtell	(Principal Executive Officer)

/s/ Sharon Schuler	Chief Financial Officer
Sharon Schuler	(Principal Financial and Accounting Officer)

/s/ Thomas J. Manning	Chairman of the Board of Directors
Thomas J. Manning

/s/ Gerald F. Corcoran	Director
Gerald F. Corcoran

/s/ Marc Lustig	Director
Marc Lustig

/s/ Randy D. Podolsky	Director
Randy D. Podolsky

/s/ Michele Roberts	Director
Michele Roberts

/s/ Robert M. Sampson	Director
Robert M. Sampson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement on Form F-10, solely in its capacity as the duly authorized representative of Cresco Labs Inc. in the United States, on October 3, 2025.

By:	/s/ John Schetz
Name:	John Schetz
Title:	General Counsel